Exhibit 99.1

NEWS BULLETIN	FARO Technologies, Inc. 250 Technology Park Lake Mary, FL 32746
The Measure of Success	FOR IMMEDIATE RELEASE

FARO Names Laura A. Murphy Chief Financial Officer

LAKE MARY, FL, July 29, 2015 – FARO Technologies, Inc. (NASDAQ: FARO) today announced that Laura A. Murphy has been appointed Senior Vice President and Chief Financial Officer, effective August 10, 2015.

Ms. Murphy previously served as Vice President Finance – Healthcare Compliance Solutions of Stericycle, Inc., a global provider of regulated and compliance solutions to healthcare and commercial businesses, where she also previously served as Vice President, International & Corporate Finance. Prior to Stericycle, Ms. Murphy was Vice President and CFO of Philips N.A. Lighting Electronics, a division of Philips Electronics, BV following a long tenure through a number of advancing finance positions at Ford Motor Company, where she gained significant international experience with expatriate assignments in Germany, England and Spain. Ms. Murphy holds a JD/MBA from the University of Wisconsin-Madison and speaks both German and Spanish.

“We are excited to welcome Laura to the FARO team and we look forward to leveraging her considerable experience and expertise at this pivotal point in our growth trajectory,” stated Jay Freeland, President and CEO. “Laura brings an extensive financial and strategic background with over 20 years of progressive experience in respected multinational corporations. We now have a senior management team in place that is poised to execute on a number of initiatives to meaningfully disrupt our markets and grow our business.”

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about FARO’s growth, demand for and customer acceptance of FARO’s products, anticipated improvement in the markets in which FARO operates, and FARO’s product development and product launches. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “are,” “future,” “will,” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements.

Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	the Company’s inability to successfully identify and acquire target companies or achieve expected benefits from acquisitions that are consummated;

•	development by others of new or improved products, processes or technologies that make the Company’s products less competitive or obsolete;

•	the Company’s inability to maintain its technological advantage by developing new products and enhancing its existing products;

•	declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;

•	the impact of fluctuations of foreign exchange rates; and

•	Other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

About FARO

FARO is the world’s most trusted source for 3D measurement technology. The Company develops and markets computer-aided measurement and imaging devices and software. Technology from FARO permits high-precision 3D measurement, imaging and comparison of parts and complex structures within production and quality assurance processes. The devices are used for inspecting components and assemblies, rapid prototyping, documenting large volume spaces or structures in 3D, surveying and construction, as well as for investigation and reconstruction of accident sites or crime scenes.

The Company’s global headquarters is located in Lake Mary, FL; its European regional headquarters in Stuttgart, Germany; and its Asia Pacific regional headquarters in Singapore. FARO has other offices in the United States, Canada, Mexico, Brazil, Germany, the United Kingdom, France, Spain, Italy, Poland, Turkey, the Netherlands, Switzerland, Portugal, India, China, Malaysia, Vietnam, Thailand, South Korea, and Japan.

More information is available at http://www.faro.com